EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, R. Bev Harrison, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of Culture Medium Holdings Corp., for the year ended March 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Culture Medium Holdings Corp.

Dated: August 15, 2011

/s/ R. Bev Harrison
R. Bev Harrison
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting
Officer)
Culture Medium Holdings Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Culture Medium Holdings Corp. and will be retained by Culture Medium Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.